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                           EXHIBIT 24


                    LIMITED POWER OF ATTORNEY


          The undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Dakota Telecommunications Group, Inc., does hereby appoint THOMAS W. HERTZ and CRAIG A. ANDERSON, and either of them, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, as the case may be, of Dakota Telecommunications Group, Inc., a Form S-8 Registration Statement of Dakota Telecommunications Group, Inc. for the 1997 Stock Incentive Plan, any and all pre-effective of post-effective amendments to such Registration Statement, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.

Dated September 30, 1997.

                                   /s/James H. Jibben
                                   James H. Jibben

                                   /s/John Schaefer
                                   John Schaefer

                                   /s/Palmer Larson
                                   Palmer Larson

                                   /s/Jeffrey Parker
                                   Jeffrey Parker

                                   /s/Jeff Goeman
                                   Jeff Goeman

                                   /s/Edward Christensen, Jr.
                                   Edward Christensen, Jr.

                                   /s/Dale Q. Bye
                                   Dale Q. Bye

                                   /s/Ross L. Benson
                                   Ross L. Benson

                                   /s/John A. Roth
                                   John A. Roth